                                                                  EXECUTION COPY





- --------------------------------------------------------------------------------



                          AGREEMENT AND PLAN OF MERGER



                            DATED AS OF JUNE 4, 1996



                                  BY AND AMONG



                              ZAPATA CORPORATION,



                            ZAPATA ACQUISITION CORP.


                                      AND


                       HOULIHAN'S RESTAURANT GROUP, INC.




- -------------------------------------------------------------------------------

                               TABLE OF CONTENTS


ARTICLE I     THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -2-
    Section 1.1      Effective Time of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -2-
    Section 1.2      Closing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -2-
    Section 1.3      Effects of the Merger   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -2-
    Section 1.4      Directors   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -2-
    Section 1.5      Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -3-

ARTICLE II    CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES; DISSENTING SHARES. . . . . . . . . . . . . .   -3-
    Section 2.1      Conversion of Securities.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -3-
    Section 2.2      Certain Definitions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -7-
    Section 2.3      Elections   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -9-
    Section 2.4      Certain Adjustments and Limitations.  . . . . . . . . . . . . . . . . . . . . . . . . . .  -10-
    Section 2.5      Exchange of Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -10-
    Section 2.6      Stock Transfer Books  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -13-
    Section 2.7      Dissenting Shares   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -13-

ARTICLE III   REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF THE COMPANY . . . . . . . . . . . . . .  -13-
    Section 3.1      Due Incorporation, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -13-
    Section 3.2      Qualification as Foreign Entities   . . . . . . . . . . . . . . . . . . . . . . . . . . .  -14-
    Section 3.3      Capital Stock   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -14-
    Section 3.4      Material Company Subsidiaries   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -15-
    Section 3.5      Ownership of Equity Interests   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -15-
    Section 3.6      Corporate Power and Authority   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -15-
    Section 3.7      No Conflicts or Consents; Environmental Law; and Litigation   . . . . . . . . . . . . . .  -16-
    Section 3.8      SEC Reports and Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . .  -17-
    Section 3.9      Information in Joint Proxy Statement and Registration Statement   . . . . . . . . . . . .  -18-
    Section 3.10     No Material Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -18-
    Section 3.11     Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -19-
    Section 3.12     DGCL Section 203  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -19-
    Section 3.13     Vote Required   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -20-
    Section 3.14     Opinion of Company Financial Advisor  . . . . . . . . . . . . . . . . . . . . . . . . . .  -20-
    Section 3.15     No Undisclosed Employee Benefit Plan Liabilities  . . . . . . . . . . . . . . . . . . . .  -20-
    Section 3.16     Tax Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -20-
    Section 3.17     Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -20-
    Section 3.18     General   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -21-

ARTICLE IV    REPRESENTATIONS, WARRANTIES, COVENANTS
              AND AGREEMENTS OF THE PARENT AND THE SUB . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -21-
    Section 4.1      Due Incorporation, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -21-



    Section 4.2      Qualification as Foreign Entities   . . . . . . . . . . . . . . . . . . . . . . . . . . .  -21-
    Section 4.3      Capital Stock   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -21-
    Section 4.4      Material Parent Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -23-
    Section 4.5      Ownership of Equity Interests   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -23-
    Section 4.6      Corporate Power and Authority   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -23-
    Section 4.7      No Conflicts or Consents; Environmental Law; and Litigation   . . . . . . . . . . . . . .  -23-
    Section 4.8      SEC Reports and Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . .  -25-
    Section 4.9      Information in Joint Proxy Statement and Registration Statement   . . . . . . . . . . . .  -25-
    Section 4.10     No Material Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -26-
    Section 4.11     Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -26-
    Section 4.12     Reservation of Shares.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -26-
    Section 4.13     DGCL Section 203.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -27-
    Section 4.14     Vote Required   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -27-
    Section 4.15     Interim Operations of the Sub   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -27-
    Section 4.16     Opinion of Parent Financial Advisor   . . . . . . . . . . . . . . . . . . . . . . . . . .  -27-
    Section 4.17     No Undisclosed Employee Benefit Plan Liabilities  . . . . . . . . . . . . . . . . . . . .  -27-
    Section 4.18     General   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -27-

ARTICLE V     COVENANTS AND AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -28-
    Section 5.1      Conduct of Business of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . .  -28-
    Section 5.2      Conduct of Business of the Parent   . . . . . . . . . . . . . . . . . . . . . . . . . . .  -30-
    Section 5.3      Reasonable Best Efforts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -32-
    Section 5.4      Letter of the Company's Accountants   . . . . . . . . . . . . . . . . . . . . . . . . . .  -33-
    Section 5.5      Letter of the Parent's Accountants  . . . . . . . . . . . . . . . . . . . . . . . . . . .  -33-
    Section 5.6      Access to Information   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -33-
    Section 5.7      Stockholders Meetings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -34-
    Section 5.8      Stock Exchange Listing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -34-
    Section 5.9      Company Plans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -34-
    Section 5.10     Other Employee Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -35-
    Section 5.11     Exclusivity   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -38-
    Section 5.12     Fees and Expenses.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -39-
    Section 5.13     Brokers or Finders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -39-
    Section 5.14     Rule 145  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -39-
    Section 5.15     Board Membership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -39-
    Section 5.16     Takeover Statutes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -40-

ARTICLE VI    CONDITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -40-
    Section 6.1      Conditions to Each Party's Obligation To Effect the Merger  . . . . . . . . . . . . . . .  -40-
    Section 6.2      Conditions of Obligations of the Parent and the Sub   . . . . . . . . . . . . . . . . . .  -41-
    Section 6.3      Conditions of Obligations of the Company.   . . . . . . . . . . . . . . . . . . . . . . .  -41-

ARTICLE VII   TERMINATION AND AMENDMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -42-
    Section 7.1      Termination   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -42-
    Section 7.2      Effect of Termination.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -42-




ARTICLE VIII  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -43-
    Section 8.1      Survival of Representations and Warranties; Enforcement of Certain
                     Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -43-
    Section 8.2      Amendment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -43-
    Section 8.3      Extension; Waiver   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -43-
    Section 8.4      Notices.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -43-
    Section 8.5      Interpretation.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -45-
    Section 8.6      Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -45-
    Section 8.7      Entire Agreement; No Third Party Beneficiaries  . . . . . . . . . . . . . . . . . . . . .  -45-
    Section 8.8      Governing Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -45-
    Section 8.9      Specific Performance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -46-
    Section 8.10     Publicity   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -46-
    Section 8.11     Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -46-
    Section 8.12     Validity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -46-
    Section 8.13     Conveyance Tax  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -46-




                           SCHEDULE OF DEFINED TERMS

Defined Term                                                                                                     Location
- ------------                                                                                                     --------
Acquisition Transaction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 5.11
Adjusted Voting Power . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 2.2
Aggregate Cash Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 2.2
Aggregate Stock Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 2.2
Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Preamble
Beneficially Owned  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 2.2
Cash Election . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 2.1(c)
Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 2.5(b)
Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 1.2
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 1.2
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Preamble
Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Preamble
Company Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 2.1(a)
Company Disclosure Schedule . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 3.3
Company Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 3.8
Company Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 3.3
Company Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 3.3
Company SEC Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 3.8
Company Stockholder Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 5.7
Compensable Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 5.11
Confidentiality Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 5.6
Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 3.7(b)
Convertible Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 2.2
Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 5.10(d)(ii)
Current Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 5.10(a)
DGCL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Preamble
DGCL Interested Stockholder . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 3.12
Dissenting Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 2.7
Effective Time  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 1.1
Election Deadline . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 2.3(c)
Employee Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 5.10(a)
Environmental Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 3.7(c)
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 3.15
Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 3.7(a)
Exchange Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 2.5(a)
Exchange Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 2.5(a)
Form of Election  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 2.3(a)
Glazer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 2.2
Glazer Group  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 2.2
Glazer Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 2.2




Governmental Entity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 3.7(a)
HSR Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 3.7(a)
Indemnified Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 5.10(d)(ii)
IRS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 3.11(a)
Joint Proxy Statement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 3.9(a)
Liens   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 3.3
Market Value  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 2.2
Material Advance Effect (Company) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 3.18
Material Adverse Effect (Parent)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 4.18
Material Company Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 3.4(a)
Material Parent Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 4.4
Maximum Glazer Number . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 2.1(e)
Maximum Ownership Limits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 2.1(e)
Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Preamble
Merger Consideration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 2.2
Merger Filing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 1.1
NASD  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 2.3(a)
NYSE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 2.2
Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 2.2
Outstanding Share Number  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 2.2
Outstanding Voting Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 2.2
Parent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Preamble
Parent Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 2.1(a)
Parent Disclosure Schedule  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 4.3
Parent Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 4.8
Parent Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 4.3
Parent Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 4.3
Parent SEC Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 4.8
Parent Stockholder Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 5.7
Person  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 5.11
Preference Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 4.3
Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 4.3
Representative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 2.3(a)
Residual Election . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 2.1(d)
S-4 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 3.9
SAS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 5.4
SEC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 3.8
Securities Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 3.8
Stock Election  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 2.1(b)
Sub . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Preamble
Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 2.1(g)
Surviving Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 1.3
Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 3.11(b)
Tax Return  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 3.11(b)




Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 3.12
Voting Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 3.3
Voting Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 2.2
Voting Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 2.2



                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER, dated as of June 4, 1996 (this "Agreement"), by and among Zapata Corporation, a Delaware corporation (the "Parent"), Zapata Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Parent (the "Sub"), and Houlihan's Restaurant Group, Inc., a Delaware corporation (the "Company").

         WHEREAS, duly constituted and authorized special committees of the respective Boards of Directors of the Parent and the Company comprised of persons who are not members of the Glazer Group (as defined in Section 2.2) have, after consulting with legal counsel and investment bankers engaged for that purpose, approved the merger provided for herein ("Merger") as being in the best interests of the Parent and its stockholders and the Company and its stockholders, respectively, and have recommended that the respective stockholders of each company approve the Merger;

         WHEREAS, each of the respective Boards of Directors of the Sub and the Company has determined that it is the best interests of each corporation and its respective stockholders to effect the Merger upon the terms and subject to the conditions set forth herein;

         WHEREAS, in furtherance thereof, each of the respective Boards of Directors of the Sub and the Company has approved the merger of the Company into the Sub, with the Sub as the surviving corporation, all of the outstanding stock of which will be owned by the Parent in accordance with the provisions of the General Corporation Law of the State of Delaware (the "DGCL");

         WHEREAS, the aforesaid special committee of the Board of Directors of the Parent, being thereunto duly authorized by the Board of Directors of the Parent, has approved the issuance of common stock of the Parent pursuant to the Merger;

         WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder ("Code");

         WHEREAS, pursuant to the Merger, the stockholders of the Company shall have the right to receive common stock of the Parent and cash, on and subject to the terms and conditions set forth herein; and

         WHEREAS, the Company, the Parent and the Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I
                                   THE MERGER

         Section 1.1 Effective Time of the Merger. Upon the terms and subject to the conditions set forth in this Agreement at the Effective Time (as defined in this Section 1.1), the Company shall be merged with and into the Sub in accordance with the DGCL and the separate corporate existence of the Company shall thereupon cease. On the "Merger Filing Date" (as defined in this Section 1.1), the Parent, the Sub and the Company shall cause to be filed with the Secretary of State of the State of Delaware a properly executed certificate of merger consistent with the terms of this Agreement and the DGCL. Such certificate of merger shall state that the effective time of the Merger (the "Effective Time") shall be the close of business on the date such certificate of merger is filed (the "Merger Filing Date"), and the Merger shall be effective at that time. The Merger Filing Date shall be the same day as the Closing Date unless the parties shall otherwise agree.

         Section 1.2 Closing. Unless this Agreement is terminated and the transactions contemplated herein abandoned pursuant to Section 7.1 and assuming the satisfaction or waiver of the conditions set forth in Article VI, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which will be no later than the second business day following the satisfaction or waiver of the conditions set forth in Article VI, at the offices of Baker & Botts, L.L.P., Houston, Texas, unless another date or place is agreed to in writing by the parties hereto.

         Section 1.3 Effects of the Merger. The Sub shall be the surviving corporation of the Merger (the "Surviving Corporation") and shall continue its existence under the laws of the State of Delaware. The Certificate of Incorporation of the Sub in effect at the Effective Time will be amended in its entirety to read as set forth in Annex I and, as such, will be the Restated Certificate of Incorporation of the Sub, until amended in accordance with the terms thereof and the DGCL. The Bylaws of the Sub in effect at the Effective Time will be the Bylaws of the Surviving Corporation, until duly amended in accordance with the terms thereof and the DGCL. The Merger will have the effects set forth in the DGCL. Without limiting the generality of the foregoing, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and the Sub will vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and the Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         Section 1.4 Directors. The initial directors of the Surviving Corporation shall be Frederick R. Hipp and such other person or persons as shall be designated by the Parent, each to hold office from the Effective Time in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation and until his or her successor is duly elected or appointed and qualified.

         Section 1.5 Officers. The officers of the Company at the Effective Time will be the initial officers of the Surviving Corporation, each to hold office from the Effective Time in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation and until his or her successor is duly appointed and qualified.

                                   ARTICLE II
              CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES;
                               DISSENTING SHARES

         Section 2.1 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of the Sub, the Company or the holders of any capital stock of the Sub or the Company:

                (a) Each share of common stock, par value $.01 per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time (excluding any treasury shares, shares held by the Parent and Dissenting Shares) as to which no Cash Election, Stock Election or Residual Election has been made shall be converted into the right to receive
(x) $4.00 in cash, without interest, plus (y) a number of shares of common stock, par value $.25 per share ("Parent Common Stock"), of the Parent equal to $4.00 divided by the Market Value.

                (b) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time as to which the holder of record thereof so elects as provided in Section 2.3 (a "Stock Election") shall be converted into the right to receive a number of shares of Parent Common Stock equal to $8.00 divided by the Market Value.

                (c) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time as to which the holder of record thereof so elects as provided in Section 2.3 (a "Cash Election") shall, unless Section 2.1(e) applies, be converted into the right to receive $8.00 in cash, without interest.

                 (d) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Date as to which the holder of record thereof so elects as provided in Section 2.3 (a "Residual Election") shall, unless Section 2.1(e) applies, be converted into the right to receive:

                          (x) a number of shares of Parent Common Stock equal to

                                   ASA - (NES x $4.00) - (SES x $8.00)
                                   -----------------------------------
                                                RES x MV

where

         ASA = Aggregate Stock Amount (as defined in Section 2.2)

         NES = number of shares of Company Common Stock as to which no Cash Election, Stock Election or Residual Election has been exercised, but excluding any Dissenting Shares

         SES = number of shares of Company Common Stock as to which Stock Elections have been exercised

         RES = number of shares of Company Common Stock as to which Residual Elections have been exercised

         MV = Market Value

plus

                          (y)     cash, without interest, in an amount equal to
                 (i) $8.00 less (ii) the product of the number of shares of Parent Common Stock determined pursuant to the immediately preceding clause (x) and the Market Value.

                 (e) If immediately after the Effective Time the Glazer Group would hold in the aggregate either more than (i) 49.9% of the Voting Power of all Voting Securities of the Parent or (ii) 49.9% of the Adjusted Voting Power of all Outstanding Voting Securities of the Parent (such limits being referred to as the "Maximum Ownership Limits"), then the consideration to be received in the Merger with respect to shares of Company Common Stock covered by Cash Elections and Residual Elections shall be adjusted as follows:

                 The maximum number of whole shares of Parent Common Stock which can be issued to the Glazer Group in the Merger (the "Maximum Glazer Number") without the Glazer Group holding in the aggregate more than either Maximum Ownership Limit shall be calculated assuming that a number of shares equal to the Aggregate Stock Amount divided by the Market Value is issued in the Merger.

         Each share covered by a Cash Election will be converted into the right to receive:

                      (x)     a number of shares of Parent Common Stock equal to

              ASA - (NES x $4.00) - (SES x $8.00) - MGN x RES x MV
                                                    ---
                                                     GS
              ___________________________________________________
                                    CES x MV

where

         ASA = Aggregate Stock Amount

         NES = number of shares of Company Common Stock as to which no Cash Election, Stock Election or Residual Election has been exercised, but excluding any Dissenting Shares

         SES = number of shares of Company Common Stock as to which Stock Elections have been exercised

         MGN = Maximum Glazer Number

         RES = number of shares of Company Common Stock as to which a Residual Election has been exercised

         GS = number of Glazer Shares

         CES = number of shares of Company Common Stock as to which a Cash Election has been exercised

         MV = Market Value

plus

                      (y)     an amount of cash, without interest, equal to
                      (i) $8.00 less (ii) the product of the number of shares of Parent Common Stock determined pursuant to the immediately preceding clause (x) and the Market Value.

         Each share of Company Common Stock as to which a Residual Election has been exercised shall be converted into the right to receive:

                          (1) a number of shares of Parent Common Stock equal to

                                              MGN
                                              ---
                                               GS

where

         MGN = Maximum Glazer Number

         GS = number of Glazer Shares

plus

                          (2)     an amount of cash, without interest, equal to
                          (i) $8.00 less (ii) the product of the number of shares of Parent Common Stock determined pursuant to the immediately preceding clause (1) and the Market Value.

                 (f) At the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent the right to receive the Merger Consideration. The holders of such certificates previously evidencing such shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock except as otherwise provided herein or by law.

                 (g) Each share of Company Common Stock held in the treasury of the Company and each share of Company Common Stock owned by the Parent or any Subsidiary of the Parent or of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto. As used in this Agreement, the word "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interests in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party, by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries. References to a wholly owned Subsidiary of an entity include a Subsidiary all of the securities having ordinary voting power to elect the Board of Directors or others performing similar functions of which is owned directly or through "wholly owned" Subsidiaries by such entity.

                 (h) Each issued and outstanding share of common stock, par value $1.00 per share, of the Sub will continue to be one fully paid and nonassessable share of common stock, par value $1.00 per share, of the Surviving Corporation.

         Section 2.2      Certain Definitions.

                 "Adjusted Voting Power" means, with respect to Outstanding Voting Securities, the highest number of votes that the holders of all such Outstanding Voting Securities would be entitled to cast for the election of directors or on any other matter (except to the extent such voting rights are dependent upon arrearages in the payment of dividends, events of default or bankruptcy), assuming for purposes of this computation, the conversion into or exchange for Voting Securities of Convertible Securities and the exercise of Options for the purchase of Voting Securities or Convertible Securities, in each case to the extent that any such action would increase the number of such votes.

                 "Aggregate Cash Amount" means (a) the Outstanding Share Number multiplied by $4.00 less (b) the number of Dissenting Shares multiplied by $8.

                 "Aggregate Stock Amount" means the Outstanding Share Number multiplied by $4.00.

                 Securities are "Beneficially Owned" by a person if such person possesses the ability, whether through contract, arrangement, understanding, relationship or otherwise, to exercise, directly or indirectly, the voting power (including the power to vote or to direct the voting) and/or the investment power (including the power to dispose or to direct the disposition) of such security.

                 "Cash Election" means an election made pursuant to Section 2.1(c).

                 "Convertible Securities" means securities of a corporation which are convertible into or exchangeable for Voting Securities.

                 "Glazer" means Malcolm I. Glazer, individually and as trustee of the Malcolm Glazer Trust U/A dated March 23, 1990, as amended ("Trust").

                 "Glazer Group" means Glazer and any corporation, person, partnership, trust or other entity controlled, directly or indirectly, by Glazer.

                 "Glazer Shares" means shares of Company Common Stock which are owned of record or Beneficially Owned by any member of the Glazer Group.

                 "Market Value" means the average closing price of a share of Parent Common Stock as reported on the Composite Tape for the New York Stock Exchange, Inc. ("NYSE") for the 20 trading days immediately preceding the 2nd trading day prior to the date of the Company Stockholder Meeting (the "Meeting Date").

                 "Merger Consideration" means the consideration to be issued in the Merger in respect of the Company Common Stock as provided in Section 2.1.

                 "Options" means options and rights of a corporation (whether presently exercisable or not) to purchase Voting Securities or Convertible Securities (except options issued under employee stock option plans).

                 "Outstanding Share Number" means the number of shares of Company Common Stock outstanding immediately prior to the Effective Time (excluding any treasury shares and shares held by the Parent).

                 "Outstanding Voting Securities" at any time means the then issued and outstanding Voting Securities, Convertible Securities (which shall be counted at the highest conversion or exchange rate at which they can be converted or exchanged) and Options (which shall be counted at the highest rate at which they can be exercised) of a corporation.

                 "Residual Election" means an election made pursuant to Section 2.1(d).

                 "Stock Election" means an election made pursuant to Section 2.1(b).

                 "Voting Power" means, with respect to Voting Securities, the highest number of votes that the holders of all Voting Securities, issued and outstanding on the date such determination is made, would be entitled to cast for the election of directors or on any other matter (except to the extent such voting rights are dependent upon arrearages in the payment of dividends, events of default or bankruptcy).

                 "Voting Securities" means the common stock and any other securities of a corporation of any kind or class having power to vote for the election of directors.

         Section 2.3      Elections.

                (a)      Cash Elections, Stock Elections and Residual
Elections shall be made by holders of record of Company Common Stock by mailing to the Exchange Agent a form designated for that purpose (a "Form of Election"). The Form of Election with respect to Cash Elections and Stock Elections shall contain a certification that no shares of Company Common Stock covered by such Form of Election are owned of record or Beneficially Owned by any member of the Glazer Group. To be effective, a Form of Election must be properly completed, signed and submitted to the Exchange Agent and accompanied by the certificates representing the shares of Company Common Stock as to which the election is being made (or by the guaranty of the delivery of such certificates by an appropriate trust company in the United States or a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. (the "NASD")). Holders of record of shares of Company Common Stock who hold such shares as nominees, trustees or in other representative capacities (a "Representative") may submit multiple Forms of Election, provided that such Representative certifies that each such Form of Election covers all the shares of Company Common Stock held by such Representative for a particular beneficial owner or owners. The Parent will have the discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Forms of Election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Forms of Election. The decision of the Parent (or the Exchange Agent) in such matters shall be conclusive and binding. Neither the Parent nor the Exchange Agent will be under any obligation to notify any person of any defect in a Form of Election submitted to the Exchange Agent. The Parent shall make all computations contemplated by this Section 2.3 and all such computations shall be conclusive and binding on the holders of Company Common Stock. Glazer has agreed with the Parent pursuant to the Supplemental Agreement of even date herewith to make or cause to be made the Residual Election with respect to all shares of Company Common Stock owned of record or Beneficially Owned by him and, to the extent within his actual control, any other member of the Glazer Group.

                (b) For the purposes hereof, a holder of Company Common Stock who does not submit a Form of Election which is received by the Exchange Agent prior to the Election Deadline or who holds Dissenting Shares shall not have made a Cash Election, a Stock Election or a Residual Election. If the Parent or the Exchange Agent shall determine that any purported Cash Election, Stock Election or Residual Election was not properly made, such purported Cash Election, Stock Election or Residual Election shall be deemed to be of no force and effect and the stockholder making such purported Cash Election, Stock Election or Residual Election shall for purposes hereof be deemed not to have made a Cash Election, Stock Election or Residual Election, as applicable.

                (c) The Parent and the Company shall each use its best efforts to mail the Form of Election to all persons who become holders of Company Common Stock during the period between the record date for the Company's Stockholder Meeting and 5:00 p.m. Houston time, on the date four calendar days prior to the Meeting Date. A Form of Election must be received by the Exchange Agent by 5:00 p.m. Houston time, on the date one calendar day prior to the Meeting Date (the "Election Deadline") in order to be effective. All elections other than that made or caused to be made by Glazer with respect to the Glazer Shares may be revoked until the Election Deadline.

         Section 2.4     Certain Adjustments and Limitations.

                (a) If between the date of this Agreement and the Effective Time the outstanding shares of capital stock of the Parent or the Company shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Merger Consideration shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

                (b) In the event that (i) the Market Value is at such a level that the holders of the shares of Company Common Stock that exercise Cash Elections are entitled to receive on a per share basis no cash in excess of $4 and (ii) the Parent Company Stock issuable in respect of the Glazer Shares still would cause the number of shares held by the Glazer Group to exceed one of the Maximum Ownership Limits, this Agreement shall be terminated and the Merger shall not be consummated.

         Section 2.5     Exchange of Certificates.

                (a) Promptly after completion of the allocation and election procedures set forth in Sections 2.1 and 2.3, the Parent shall deposit, or shall cause to be deposited, with American Stock Transfer & Trust Company or another bank or trust company designated by the Parent (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II through the Exchange Agent, (i) certificates evidencing a number of shares of Parent Common Stock equal to the Aggregate Stock Amount and (ii) cash in an amount equal to the Aggregate Cash Amount (such certificates for shares of Parent Common Stock, together with any dividends or distributions with respect thereto, and cash, being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Parent Common Stock and cash contemplated to be issued pursuant to Section 2.1 out of the Exchange Fund. Except as contemplated by Section 2.5(e), the Exchange Fund shall not be used for any other purpose. The Parent, the Sub and the Company will pay their respective expenses, if any, incurred in connection with the Merger, and none of the Parent, the Sub or the Company will pay any of the expenses of any stockholder of the Company incurred in connection with the Merger.

                 (b) As soon as reasonably practicable after the Effective Time, the Parent will instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding shares of Company Common Stock (other than Dissenting Shares) (the "Certificates"), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent, shall be in such form and have such other provisions as the Parent may reasonably specify and shall provide a mechanism for the surrender of shares evidenced by lost or misplaced stock certificates) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates evidencing shares of Parent Common Stock or cash. The letter of transmittal need not be accompanied by Certificates previously delivered to the Exchange Agent pursuant to a Form of Election and not withdrawn. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (A) certificates evidencing that number of whole shares of Parent Common Stock which such holder has the right to receive in respect of the shares of Company Common Stock formerly evidenced by such Certificate in accordance with Section 2.1, (B) cash to which such holder is entitled to receive in accordance with Section 2.1, (C) cash in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.5(e) and (D) any dividends or other distributions to which such holder is entitled pursuant to Section 2.5(c), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of the Company, a certificate evidencing the proper number of shares of Parent Common Stock and/or cash may be issued and/or paid in accordance with this Article II to a transferee if the Certificate evidencing such shares of Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.5, each Certificate shall be deemed at any time after the Effective Time to evidence only the right to receive upon such surrender the Merger Consideration. The shares of Parent Common Stock constituting the Merger Consideration shall be deemed to have been issued at the Effective Time.

                 (c) No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock evidenced thereby, and no other part of the Merger Consideration shall be paid to any such holder, until the holder of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates evidencing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.5(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and
(ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender payable with respect to such whole shares of Parent Common Stock. No interest shall be paid on the Merger Consideration.

                 (d) All shares of Parent Common Stock issued and cash paid upon conversion of the shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to such shares of Company Common Stock.

                 (e)      (i)     No certificates or scrip evidencing
fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent. In lieu of any such fractional shares, each holder of Company Common Stock upon surrender of a Certificate for exchange pursuant to this Section 2.5 shall be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (a) the Market Value by (b) the fractional interest to which such holder would otherwise be entitled (after taking into account all shares of Company Common Stock then held of record by such holder).

                          (ii)    As soon as practicable after the
determination of the amount of cash, if any, to be paid to holders of Company Common Stock with respect to any fractional share interests, the Exchange Agent shall promptly pay such amounts to such holders of the Company Common Stock subject to and in accordance with the terms of Section 2.5(c).

                 (f) Any portion of the Exchange Fund which remains undistributed to the holders of Company Common Stock on the first anniversary date of the Effective Time shall be delivered to the Parent, upon demand, and any holders of Company Common Stock who have not theretofore complied with this
Article II shall thereafter look only to the Parent for the Merger Consideration to which they are entitled.

                 (g) Neither the Parent nor the Surviving Corporation shall be liable to any holder of shares of Company Common Stock for any such shares of Parent Common Stock, cash (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                 (h) The Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as the Parent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Parent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Parent.

         Section 2.6 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. On or after the Effective Time, any Certificates presented to the Exchange Agent or the Parent for any reason shall be converted into the Merger Consideration.

         Section 2.7 Dissenting Shares. Notwithstanding any other provisions of this Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such shares in accordance with Section 262 of the DGCL (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such stockholders shall be entitled to receive payment of the appraised value of such shares of Company Common Stock held by them in accordance with the provisions of such Section 262, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares of Company Common Stock under such Section 262 shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Merger Consideration, as if such shares of Company Common Stock were covered by Cash Elections, upon surrender, in the manner provided in Section 2.5, of the Certificate or Certificates that formerly evidenced such shares of Company Common Stock.

                                  ARTICLE III
                     REPRESENTATIONS, WARRANTIES, COVENANTS
                         AND AGREEMENTS OF THE COMPANY

         The Company represents and warrants to, and covenants and agrees with, the Parent and the Sub as follows:

         Section 3.1      Due Incorporation, Etc.   Each of the Company and
each Material Company Subsidiary (as defined in Section 3.4) is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with all requisite power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power and authority, individually or in the aggregate, has not had, and is not reasonably likely to have, a material adverse effect on the Company and its Subsidiaries.

The Company has delivered to the Parent true and accurate copies of the certificate of incorporation, bylaws or other organizational documents of each of the Company and each Material Company Subsidiary.

         Section 3.2 Qualification as Foreign Entities. Each of the Company and each Material Company Subsidiary is duly licensed or qualified to do business and, if applicable, is in good standing, in each state or other jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it requires it to be so licensed or qualified, except where the failure to be so licensed, qualified or in good standing has not had, and is not reasonably likely to have, a material adverse effect on the Company and its Subsidiaries.

         Section 3.3 Capital Stock. The authorized capital stock of the Company consists of 20,000,000 shares of Company Common Stock, of which as of April 30, 1996, 9,998,012 shares of Company Common Stock were issued and outstanding and no shares were held in the Company's treasury. Also, as of April 30, 1996, the Company had reserved for issuance (a) 1,195,600 shares of Company Common Stock for issuance upon the exercise of then-outstanding options ("Company Options") under the Company's 1994 Stock Option Plan for Outside Directors and its 1994 Executive Stock Option Plan (collectively, the "Company Plans") and (b) 1,290,000 shares of Company Common Stock in respect of future grants of Company Options under the Company Plans. Since December 28, 1992, the Company has not issued any shares of its capital stock, except for issuances of Company Common Stock upon the exercise of Company Options granted under the Company Plans, and has not repurchased, redeemed or otherwise retired any shares of its capital stock. All the outstanding shares of capital stock of the Company and each of its Subsidiaries are, and all shares of Company Common Stock that may be issued pursuant to the Company Plans will be, when issued and paid for in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights of third parties in respect thereto. No bonds, debentures, notes or other indebtedness having the right to vote under ordinary circumstances (or convertible into securities having such right to vote) ("Voting Debt") of the Company or any of its Subsidiaries are issued or outstanding. Except as disclosed above, as disclosed in the Company SEC Documents (as defined in Section 3.8) filed prior to May 16, 1996 or as disclosed in Section 3.3 of the Company Disclosure Schedule delivered by the Company to the Parent pursuant to this Agreement ("Company Disclosure Schedule"), (x) there are no existing options, warrants, calls, subscriptions, rights, commitments or other agreements of any character obligating the Company or any of its Subsidiaries to issue, transfer, vote, or sell or cause to be issued, transferred, voted, or sold any shares of its capital stock, Voting Debt or other interests of the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or other securities or interests or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, subscription, right, agreement or commitment; (y) there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any shares of capital stock or other interests of any of the Company's Subsidiaries and any partnership interests are not subject to current or future capital calls; and
(z) each of the outstanding shares of capital stock or other interests of the Company's Subsidiaries are owned by the Company or by a Subsidiary of the Company free and clear of any liens, security interests, pledges, charges, claims, encumbrances, restrictions or legends of any kind (collectively, "Liens"), except those which, individually or in the aggregate, have not had, and are not reasonably likely to have, a material adverse effect on the Company and its Subsidiaries.

         Section 3.4      Material Company Subsidiaries.

                 (a) Each Material Company Subsidiary is listed in Section 3.4(a) of the Company Disclosure Schedule.

                 (b) The Company has provided to the Parent full access to the minute books and stock records of each of the Company and each Material Company Subsidiary.

         Section 3.5 Ownership of Equity Interests. Except as disclosed in Section 3.5 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries owns or holds, directly or indirectly, any capital stock of, or other equity or other ownership interest in (or any securities, rights or other interests exchangeable for, convertible into or which otherwise relate to the acquisition of any capital stock of), any Person or is a partner or joint venturer in any partnership or joint venture.

         Section 3.6 Corporate Power and Authority. The Company has the requisite corporate power to execute and deliver this Agreement and to consummate the transactions contemplated hereby, subject to the approval and adoption of this Agreement (insofar as it relates to the Merger) and the Merger by the affirmative vote of the holders of Company Common Stock entitled to cast at least a majority of the total number of votes entitled to be cast by holders of Company Common Stock and the filings referred to in Section 3.7(a). The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Merger and of the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated, other than with respect to the Merger, the required stockholder approval and adoption noted above, and the filing of a certificate of merger with the Secretary of State of the State of Delaware. This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes a valid an binding obligation of the Parent and the Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         Section 3.7      No Conflicts or Consents; Environmental Law; and
Litigation.

                 (a) Other than the filings provided for in Section 1.1 and as required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), and filings with regulatory authorities with respect to liquor licenses, no notices, reports or other filings are required to be made by the Company with, nor any consents, registrations, approvals, permits or authorizations required to be obtained from, any domestic governmental or regulatory authority, agency, commission or other entity ("Governmental Entity"), in connection with the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, the failure to make or obtain any or all of which (i) is reasonably likely to have a material adverse effect on the Company and its Subsidiaries or (ii) would prevent, materially delay or materially burden the transactions contemplated in this Agreement.

                 (b) The execution and delivery of this Agreement by the Company do not, and the consummation by the Company of the transactions contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under, the certificate of incorporation, as amended, or bylaws of the Company or the comparable governing instruments of any Material Company Subsidiary, (ii) except as disclosed in Section 3.7(b) of the Company Disclosure Schedule, a breach or violation of, a default under, or the acceleration of or the creation of any Lien (with or without the giving of notice or the lapse of time) pursuant to, any provision of any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation ("Contracts") of the Company or any of its Subsidiaries or any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which the Company or any of its Subsidiaries is subject or (iii) any change in the rights or obligations of any party under any such Contract, except, in the case of clauses (ii) and (iii) above, for such breaches, violations, defaults, accelerations or changes that, individually or in the aggregate, (x) have not had, and are not reasonably likely to have, a material adverse effect on the Company and its Subsidiaries or (y) would not prevent, materially delay or materially burden the transactions contemplated by this Agreement.

                 (c) Except as disclosed in the Company SEC Documents filed prior to May 16, 1996 or as disclosed in Section 3.7(c) of the Company Disclosure Schedule, (i) the Company and its Subsidiaries are in compliance with all applicable statutes, ordinances, rules and regulations of any Governmental Entity relating to protection of the environment and human health including, without limitation, with respect to air, surface water, ground water, land and subsurface strata (collectively, "Environmental Law") except for non-compliance which, individually or in the aggregate, has not had, and is not reasonably likely to have, a material adverse effect on the Company and its Subsidiaries and (ii) neither the Company nor any of its Subsidiaries has received written notice of, or is the subject of, any action, cause of action, claim, investigation, demand or notice by any Person alleging liability under or non-compliance by the Company or any of its Subsidiaries with any Environmental Law which, individually or in the aggregate, has had, or is reasonably likely to have, a material adverse effect on the Company and its Subsidiaries.

                 (d) Except as disclosed in the Company SEC Documents filed prior to May 16, 1996 or in Section 3.7(d)(i) of the Company Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the best knowledge of the Company, threatened, against the Company or any of its Subsidiaries which, individually or in the aggregate, has had, or is reasonably likely to have, a material adverse effect on the Company and its Subsidiaries or affect adversely in any material respect the ability of the Company to consummate the transactions contemplated by this Agreement. Except as disclosed in the Company SEC Documents filed prior to May 16, 1996 or in
Section 3.7(d)(ii) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is subject to any outstanding order, writ, injunction or decree which, individually or in the aggregate, has had, or is reasonably likely to have, a material adverse effect on the Company and its Subsidiaries or affect adversely in any material respect the ability of the Company to consummate the transactions contemplated hereby.

         Section 3.8 SEC Reports and Financial Statements. Since January 1, 1993, the Company has filed with the Securities and Exchange Commission (the "SEC") all forms, reports and documents required to be filed by it under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act") or the Exchange Act, and has heretofore made available to the Parent true and complete copies of all such forms, reports and documents (as they have been amended since the time of their filing, collectively, the "Company SEC Documents"). The Company SEC Documents, including without limitation any financial statements or schedules included therein, at the time filed, and any forms, reports or other documents filed by the Company with the SEC after the date of this Agreement, (a) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied or will be prepared in compliance in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be.
The financial statements of the Company included in the Company SEC Documents ("Company Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, to normal audit adjustments) and fairly present (subject, in the case of the unaudited statements, to normal audit adjustments) the consolidated financial position of the Company and its Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

Except as reflected, reserved against or otherwise disclosed in the Company Financial Statements or as otherwise disclosed in the Company SEC Documents, in each case filed prior May 16, 1996 or as disclosed in Section 3.8 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any liabilities or obligations (absolute, accrued, fixed, contingent or otherwise) other than (i) liabilities incurred in the ordinary course of business consistent with past practice, and (ii) liabilities and obligations that, alone or in the aggregate, have not had, and are not reasonably likely to have, a material adverse effect on the Company and its Subsidiaries.

         Section 3.9 Information in Joint Proxy Statement and Registration Statement.

                 (a) None of the information with respect to the Company or its Subsidiaries to be included in the joint proxy statement/prospectus to be used by the Boards of Directors of the Company and the Parent in connection with the solicitation of proxies for use at the meetings referred to in Section
5.7 ("Joint Proxy Statement") or in the registration statement on Form S-4 to be filed with the SEC by the Parent in connection with the issuance of shares of Parent Common Stock in the Merger to holders of Company Common Stock (the "S-4") will, in the case of the Joint Proxy Statement or any amendment thereof or supplement thereto, at the time of the mailing of the Joint Proxy Statement or any amendment thereof or supplement thereto, and at the time of the Company Stockholder Meeting (as defined in Section 5.7) or, in the case of the S-4, at the time it becomes effective under the Securities Act and at the time of the Closing, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Joint Proxy Statement, when filed, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

                 (b) Notwithstanding Section 3.9(a), the Company makes no representation with respect to statements made in the Joint Proxy Statement (and any amendment thereto or supplement thereto) and in the S-4 based on information regarding and supplied by the Parent or the Sub specifically for inclusion therein.

         Section 3.10 No Material Adverse Change. Except as disclosed in the Company SEC Documents filed prior to May 16, 1996 or as disclosed in
Section 3.10 of the Company Disclosure Schedule, since December 29, 1995, the Company and its Subsidiaries have conducted their respective businesses in the ordinary and usual course and there has not been any change in the assets, business, results of operations or financial condition of the Company and its Subsidiaries that has had, or is reasonably likely to have, a material adverse effect on the Company and its Subsidiaries.

         Section 3.11     Taxes.

                 (a) Each of the Company and its Subsidiaries has duly filed all material federal, state, local and foreign income and other Tax Returns (as defined in Section 3.11(b)) required to be filed by it, except as disclosed in Section 3.11(a)(i) of the Company Disclosure Schedule. Except as disclosed in Section 3.11(a)(ii) of the Company Disclosure Schedule, each of the Company and its Subsidiaries has duly paid or caused to be paid all Taxes shown to be due on such Tax Returns in respect of the periods covered by such returns and has made adequate provision in the Company Financial Statements for payment of all Taxes anticipated to be payable in respect of all taxable periods or portions thereof ending on or before the date hereof. Section 3.11(a)(iii) of the Company Disclosure Schedule discloses the periods through which the Tax Returns required to be filed by the Company and its Subsidiaries have been examined by the Internal Revenue Service (the "IRS") or other appropriate taxing authority, or the period during which any assessments may be made by the IRS or other appropriate taxing authority has expired. Except as disclosed in Section 3.11(a)(iv) of the Company Disclosure Schedule, as of the date hereof, all material deficiencies and assessments asserted as a result of such examinations or other audits by federal, state, local or foreign taxing authorities have been paid, fully settled or adequately provided for in the Company Financial Statements, and no issue or claim has been asserted in writing for Taxes by any taxing authority for any prior period, the adverse determination of which would result in a deficiency which is reasonably likely to have a material adverse effect on the Company and its Subsidiaries, other than those heretofore paid or provided for in the Company's Financial Statements. Except as disclosed in Section 3.11(a)(v) of the Company Disclosure Schedule, as of the date hereof, there are no material outstanding agreements or waivers extending the statutory period of limitation applicable to any material Tax Return of the Company or its Subsidiaries. Except as disclosed in Section 3.11(a)(vi) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries (x) has been a member of a group filing consolidated returns for federal income tax purposes, or (y) is a party to any material tax sharing or tax indemnity agreement or any other material agreement of a similar nature that remains in effect.

                 (b) For purposes of this Agreement, the term "Taxes" means all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, property, sales, transfer, license, payroll, withholding, capital stock and franchise taxes, imposed by the United States or any state, local or foreign government or subdivision or agency thereof, including any interest, penalties or additions thereto. For purposes of this Agreement, the term "Tax Return" means any report, return or other information or document required to be supplied to a taxing authority in connection with Taxes.

         Section 3.12 DGCL Section 203. To the best knowledge of the Company, the Trust either is not an interested stockholder of the Company, as defined in Section 203(c)(5) of the DGCL ("DGCL Interested Stockholder"), or, if a DGCL Interested Stockholder, became such more than three years prior to the date of this Agreement. Accordingly, the terms of
Section 203 of the DGCL are not applicable to the Company's participation in the Merger.

         Section 3.13 Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote with respect to the Merger is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the Merger and the transactions contemplated hereby.

         Section 3.14 Opinion of Company Financial Advisor. The Special Committee of the Board of Directors of the Company has received the opinion of Donaldson, Lufkin & Jenrette Securities Corporation, its financial advisor, to the effect that, as of the date of such opinion, the Merger Consideration to be received pursuant to the Merger by the holders of the Company Common Stock (other than by Glazer and other holders affiliated with Glazer) is fair to such holders from a financial point of view.

         Section 3.15     No Undisclosed Employee Benefit Plan Liabilities.
All "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained or contributed to by the Company or its Subsidiaries are in compliance with all applicable provisions of ERISA and the Code, and the Company and its Subsidiaries do not have any liabilities or obligations with respect to any such employee benefit plans, whether or not accrued, contingent or otherwise, except (a) as described in any of the Company SEC Documents, (b) as set forth in Section 5.10(a) of the Company Disclosure Schedule with respect to employment arrangements and indemnification agreements and (c) for instances of non-compliance or liabilities or obligations that have not had, or are not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company and the Subsidiaries.

         Section 3.16 Tax Matters. Neither the Company nor, to the knowledge of the Company, any of its affiliates referred to in Section 3.17 has taken or agreed to take any action that would prevent the Merger from constituting a reorganization under the provisions of Section 368(a) of the Code.

         Section 3.17     Affiliates.  Section 3.17 of the Company Disclosure
Schedule identifies all persons who, to the knowledge of the Company, may be deemed to be affiliates of the Company under Rule 145 of the Securities Act, including, without limitation, all directors and officers of the Company. Concurrently with the execution and delivery of this Agreement, the Company has delivered to the Parent duplicate copies of letter agreements, each substantially in the form of Annex II, executed by each person so identified as an affiliate of the Company in Section 3.17 of the Company Disclosure Schedule.

         Section 3.18 General. As used in this Agreement with respect to the Company and/or its Subsidiaries, related partnerships or equity investments, the term "material adverse effect" means an effect which is both material and adverse with respect to the assets, business, results of operations or financial condition of the Company taken as a whole with its Subsidiaries, which effect shall be measured net of, and only after giving the Company and its Subsidiaries the benefit of, any insurance, indemnity, reimbursement, contribution, compensation or other similar right which would operate to reduce, offset, compensate, mitigate or otherwise limit the impact thereof on the Company and/or any of its Subsidiaries; provided, however that any adverse change or changes in the assets, business, results of operations or financial condition of the Company taken as a whole with its Subsidiaries attributable to changes in general economic conditions shall not be deemed to constitute a material adverse effect.

                                   ARTICLE IV
                     REPRESENTATIONS, WARRANTIES, COVENANTS
                    AND AGREEMENTS OF THE PARENT AND THE SUB

The Parent and the Sub, jointly and severally, represent and warrant to, and covenant and agree with, the Company as follows:

         Section 4.1 Due Incorporation, Etc. Each of the Parent and each Material Parent Subsidiary (as defined in Section 4.4) is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with all requisite power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power and authority, individually or in the aggregate has not had, and is not reasonably likely to have, a material adverse effect on the Parent and its Subsidiaries. The Parent has made available to the Company true and accurate copies of the certificate of incorporation, bylaws or other organizational documents of each of the Parent and each Material Parent Subsidiary.

         Section 4.2 Qualification as Foreign Entities. Each of the Parent and each Material Parent Subsidiary is duly licensed or qualified to do business and, if applicable, is in good standing, in each state or other jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it requires it to be so licensed or qualified, except where the failure to be so licensed, qualified or in good standing has not had, and is not reasonably likely to have, a material adverse effect on the Parent and its Subsidiaries.

         Section 4.3 Capital Stock. The authorized capital stock of the Parent consists of (a) 165,000,000 shares of Parent Common Stock, of which as of April 30, 1996, 29,548,507 shares were issued and outstanding and no shares were held in the Parent's treasury, (b) 2,000,000 shares of preferred stock, no par value per share ("Preferred Stock"), of which, as of April 30, 1996, no shares were issued and outstanding or held in the Parent's treasury, and (c) 18,000,000 million shares of preference stock, par value $1.00 per share ("Preference Stock"), of which, as of April 30, 1996, 242,419 shares had been designated as $2.00 Per Cumulative Convertible Preference Stock, 3,627 shares of such series were issued and outstanding as of that date and no shares of such series were held in the Parent's treasury as of that date. Also, as of April 30, 1996, the Company had reserved for issuance (i) 165,900 shares of Parent Common Stock upon exercise of then-outstanding stock options ("Parent Options") under the Parent's 1981 Stock Incentive Plan, the Special Incentive Plan and the 1990 Stock Option Plan (collectively, the "Parent Plans), (ii) 256,333 shares of Parent Common Stock in respect of future grants of Parent Options pursuant to the Parent Plans and (iii) 5,527 shares of Parent Common Stock upon conversion of the $2.00 Noncumulative Convertible Preference Stock. Except as disclosed in the Parent SEC Documents (as defined in Section 4.8) filed prior to May 16, 1996 or as disclosed in Section 4.3(a) of the Parent Disclosure Schedule delivered by the Parent to the Company pursuant to this Agreement ("Parent Disclosure Schedule"), since December 31, 1995, the Parent has not issued any shares of its capital stock, except for issuances of Parent Common Stock upon the exercise of Parent Options granted under the Parent Plans and upon conversion of its $2.00 Noncumulative Convertible Preference Stock, and has not repurchased, redeemed or otherwise retired any shares of its capital stock. All the outstanding shares of capital stock of the Parent and each of its Subsidiaries are, and all shares of Parent Common Stock that may be issued pursuant to the Parent Plans or upon conversion of the $2.00 Noncumulative Convertible Preference Stock will be, when issued and paid for in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights of third parties in respect thereto. No Voting Debt of the Parent or any of its Subsidiaries is issued or outstanding. Except as disclosed in the Parent SEC Documents filed prior to May 16, 1996 or as disclosed in Section 4.3(b) of the Parent Disclosure Schedule, (x) there are no existing options, warrants, calls, subscriptions, rights, commitments or other agreements of any character obligating the Parent or any of its Subsidiaries to issue, transfer, vote or sell or cause to be issued, transferred, voted or sold any shares of its capital stock, Voting Debt or any other interests of the Parent or any of its Subsidiaries or securities convertible into or exchangeable for such shares or other interests or obligating the Parent to grant, extend or enter into any such option, warrant, call, subscription, right, agreement or commitment; (y) there are no outstanding contractual obligations of the Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Parent or any shares of capital stock or other interests of any of the Parent's Subsidiaries and any partnership interests are not subject to current or future capital calls; and (z) each of the outstanding shares of capital stock or other interests of the Parent's Subsidiaries are owned by the Parent or by a Subsidiary of the Parent free and clear of any Liens, except those which individually or in the aggregate have not had, and are not reasonably likely to have, a material adverse effect on the Parent and its Subsidiaries.

         Section 4.4 Material Parent Subsidiaries. (a) Each Material Parent Subsidiary is listed in Section 4.4(a) of the Parent Disclosure Schedule.

                 (b) The Parent has provided to the Company full access to the minute books, stock records and comparable documents of each of the Parent and each Material Parent Subsidiary.

         Section 4.5 Ownership of Equity Interests. Except as disclosed in Section 4.5 of the Parent Disclosure Schedule, neither the Parent nor any of its Subsidiaries owns or holds, directly or indirectly, any capital stock of, or other equity or other ownership interest in (or any securities, rights or other interests exchangeable for, convertible into or which otherwise relate to the acquisition of any capital stock of), any Person or is a partner or joint venturer in any partnership or joint venture.

         Section 4.6 Corporate Power and Authority. The Parent and the Sub each has the requisite corporate power to execute and deliver this Agreement and to consummate the transactions contemplated hereby, subject to the approval of the issuance of the shares of Parent Common Stock in the Merger by the affirmative vote of the holders, voting as a class, of the Parent Common Stock and the Preference Stock entitled to cast at least a majority of the total number of votes voting on such matter as required by the NYSE and the filings referred to in Section 4.7(a). The execution, delivery and performance of this Agreement by the Parent and the Sub and the consummation by the Parent and the Sub of the Merger and the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Parent and the Sub and no other corporate proceedings are necessary to authorize this Agreement or to consummate the transactions so contemplated, other than the required stockholder approval by the Parent noted above, and the filing of a certificate of merger with the Secretary of State of the State of Delaware. The Parent, as the sole stockholders of the Sub, has approved and adopted this Agreement (insofar as it relates to the Merger) and the Merger. This Agreement has been duly and validly executed and delivered by the Parent and the Sub and, assuming this Agreement constitutes a valid and binding obligation of the Company, constitutes a valid and binding obligation of the Parent and the Sub, enforceable against the Parent and the Sub in accordance with its terms.

         Section 4.7 No Conflicts or Consents; Environmental Law; and Litigation. (a) Other than the filing provided for in Section 1.1 and as required under the HSR Act, the Securities Act and the Exchange Act, no notices, reports or other filings are required to be made by the Parent or the Sub with, nor any consents, registrations, approvals, permits or authorizations required to be obtained from, any Governmental Entity, in connection with the execution and delivery of this Agreement by the Parent and the Sub and the consummation by the Parent and the Sub of the transactions contemplated hereby, the failure to make or obtain any or all of which (i) is reasonably likely to have a material adverse effect on the Parent and its Subsidiaries or (ii) would prevent, materially delay or materially burden the transactions contemplated in this Agreement.

                 (b) The execution and delivery of this Agreement by the Parent and the Sub do not, and the consummation by the Parent and the Sub of the transactions contemplated hereby will not, constitute or result in (i) a breach or violation of or a default under, the certificate of incorporation or bylaws of the Parent or the Sub or the comparable governing instruments of any Material Parent Subsidiary, (ii) a breach or violation of, a default under, or the acceleration of or the creation of any Lien (with or without the giving of notice or the lapse of time) pursuant to, any provision of any Contract of the Parent or any of its Subsidiaries or any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which Parent or any of its Subsidiaries is subject or (iii) any change in the rights or obligations of any party under any such Contract, except, in the case of clause (ii) and (iii) above, for such breaches, violations, defaults, accelerations or changes that, alone or in the aggregate,
(x) have not had, and are not reasonably likely to have, a material adverse effect on the Parent and its Subsidiaries or (y) would not prevent, materially delay or materially burden the transactions contemplated by this Agreement.

                 (c) Except as disclosed in the Parent SEC Documents filed prior to May 16, 1996 or as disclosed in Section 4.7(c) of the Parent Disclosure Schedule, (i) the Parent and its Subsidiaries are in compliance with all applicable statutes, ordinances, rules and regulations of any Governmental Entity relating to Environmental Law except for non-compliance which, individually or in the aggregate, has not had, and is not reasonably likely to have, a material adverse effect on the Parent and its Subsidiaries and (ii) neither the Parent nor any of its Subsidiaries has received written notice of, or is the subject of, any action, cause of action, claim, investigation, demand or notice by any Person alleging liability under or non-compliance by the Parent or any of its Subsidiaries with any Environmental Law which, individually or in the aggregate, has had, or is reasonably expected to have, a material adverse effect on the Parent and its Subsidiaries.

                 (d) Except as disclosed in the Parent SEC Documents filed prior to May 16, 1996 or in Section 4.7(d)(i) of the Parent Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the best knowledge of the Parent, threatened, against the Parent or any of its Subsidiaries which, individually or in the aggregate, has had, or is reasonably likely to have, a material adverse effect on the Parent and its Subsidiaries or affect adversely in any material respect the ability of the Parent to consummate the transactions contemplated by this Agreement. Except as disclosed in the Parent SEC Documents filed prior to May 16, 1996 or in
Section 4.7(d)(ii) of the Parent Disclosure Schedule, neither the Parent nor any of its Subsidiaries is subject to any outstanding order, writ, injunction or decree which, individually or in the aggregate has had, or is reasonably likely to have, a material adverse effect on the Parent and its Subsidiaries or affect adversely in any material respect the ability of the Parent to consummate the transactions contemplated hereby.

         Section 4.8 SEC Reports and Financial Statements. Since January 1, 1993, the Parent has filed with the SEC all forms, reports and documents required to be filed by it under the Securities Act or the Exchange Act, and has heretofore made available to the Company true and complete copies of all such forms, reports and documents (as they have been amended since the time of their filing, collectively, the "Parent SEC Documents"). The Parent SEC Documents, including without limitation any financial statements or schedules included therein, at the time filed, and any forms, reports or other documents filed by the Parent with the SEC after the date of this Agreement, (a) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied or will be prepared in compliance in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be. The financial statements of the Parent included in the Parent SEC Documents ("Parent Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, to normal audit adjustments) and fairly present (subject, in the case of the unaudited statements, to normal audit adjustments) the consolidated financial position of the Parent and its Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. Except as reflected, reserved against or otherwise disclosed in the Parent Financial Statements or as otherwise disclosed in the Parent SEC Documents, in each case filed prior to May 16, 1996 or as disclosed in Section
4.8 of the Parent Disclosure Schedule, as of the date of this Agreement, neither the Parent nor any of its Subsidiaries had any liabilities or obligations (absolute, accrued, fixed, contingent or otherwise) other than (i) liabilities incurred in the ordinary course of business consistent with past practice and (ii) liabilities and obligations that, alone or in the aggregate, have not had, and are not reasonably likely to have, a material adverse effect on the Parent and its Subsidiaries.

         Section 4.9 Information in Joint Proxy Statement and Registration Statement. (a) None of the information with respect to the Parent or its Subsidiaries to be included in the Joint Proxy Statement or the S-4 will, in the case of the Joint Proxy Statement or any amendment thereof or supplement thereto, at the time of the mailing of the Joint Proxy Statement or any amendment thereof or supplement thereto, and at the time of the Parent's Stockholder Meeting (as defined in Section 5.7), or, in the case of the S-4, at the time it becomes effective under the Securities Act and at the time of the Closing, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The S-4 will, when filed with the SEC by the Parent, comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

                 (b) Notwithstanding Section 4.9(a), neither the Parent nor the Sub makes any representation with respect to statements made in the Joint Proxy Statement (and any amendment thereof or supplement thereto) and in the S-4 based on information regarding the Company supplied specifically for inclusion therein.

         Section 4.10 No Material Adverse Change. Except as disclosed in the Parent SEC Documents filed prior to May 16, 1996 or as disclosed in Section
4.10 of the Parent Disclosure Schedule, since September 30, 1995, the Parent and its Subsidiaries have conducted their respective businesses in the ordinary and usual course and there has not been any change in the assets, business, results of operations or financial condition of the Parent and its Subsidiaries that has had, or is reasonably likely to have, a material adverse effect on Parent and its Subsidiaries.

         Section 4.11 Taxes. Each of the Parent and its Subsidiaries has duly filed all material federal, state, local and foreign income and other Tax Returns required to be filed by it, except as disclosed in Section 4.11(a) of the Parent Disclosure Schedule. Except as disclosed in Section 4.11(b) of the Parent Disclosure Schedule, each of the Parent and its Subsidiaries has duly paid or caused to be paid all Taxes shown to be due on such Tax Returns in respect of the periods covered by such returns and has made adequate provision in the Parent Financial Statements for payment of all Taxes anticipated to be payable in respect of all taxable periods or portions thereof ending on or before the date hereof. Section 4.11(c) of the Parent Disclosure Schedule lists the periods through which the Tax Returns required to be filed by the Parent and its Subsidiaries have been examined by the IRS or other appropriate taxing authority, or the period during which any assessments may be made by the IRS or other appropriate taxing authority has expired. Except as disclosed in
Section 4.11(d) of the Parent Disclosure Schedule, as of the date hereof all material deficiencies and assessments asserted as a result of such examinations or other audits by federal, state, local or foreign taxing authorities have been paid, fully settled or adequately provided for in the Parent Financial Statements, and no issue or claim has been asserted in writing for Taxes by any taxing authority for any prior period, the adverse determination of which would result in a deficiency which is reasonably likely to have a material adverse effect on the Parent and its Subsidiaries, other than those heretofore paid or provided for in the Parent Financial Statements. Except as disclosed in
Section 4.11(e) of the Parent Disclosure Schedule, as of the date hereof, there are no material outstanding agreements or waivers extending the statutory period of limitation applicable to any material Tax Return of the Parent or its Subsidiaries. Except as disclosed in Section 4.11(f) of the Parent Disclosure Schedule, neither the Parent nor any of its Subsidiaries (i) has been a member of a group filing consolidated tax returns for federal income tax purposes or
(ii) is a party to any material tax sharing or tax indemnity agreement or any other material agreement of a similar nature that remains in effect.

         Section 4.12 Reservation of Shares. The Parent has reserved and will keep available for issuance a number of authorized but unissued shares of Parent Common Stock equal to the maximum number of shares of Parent Common Stock that may become issuable pursuant to the Merger.

         Section 4.13 DGCL Section 203. To the best knowledge of the Parent, the Trust became a DGCL Interested Stockholder of the Parent more than three years prior to the date of this Agreement. Accordingly, the terms of
Section 203 of the DGCL are not applicable to the participation by the Parent or the Sub in the Merger.

         Section 4.14 Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Parent Common Stock and Preference Stock, voting together as a class, on the issuance of the shares of Parent Common Stock in the Merger, as required by the NYSE, is the only vote of the holders of any class or series of the Parent's capital stock necessary to approve the transactions contemplated hereby.

         Section 4.15 Interim Operations of the Sub. The Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities, has conducted its operations only as contemplated hereby and will not have a negative net worth as of the Effective Time.

         Section 4.16 Opinion of Parent Financial Advisor. The Special Committee of the Board of Directors of Parent has received the opinion of CS First Boston Corporation, its financial advisor, to the effect that, as of the date of such opinion, the Merger Consideration is fair to the Parent from a financial point of view.

         Section 4.17 No Undisclosed Employee Benefit Plan Liabilities. All "employee benefit plans," as defined in Section 3(3) of ERISA maintained or contributed to by the Parent or its Subsidiaries are in compliance with all applicable provisions of ERISA and the Code, and the Parent and its Subsidiaries do not have any liabilities or obligations with respect to any such employee benefit plans, whether or no accrued, contingent or otherwise, except (a) as described in any of the Parent SEC Documents and (b) for instances of non-compliance or liabilities or obligations that have not had, or are not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Parent and its Subsidiaries.

         Section 4.18 General. As used in this Agreement with respect to Parent and/or its Subsidiaries, related partnerships or equity investments, the term "material adverse effect" means an effect which is both material and adverse with respect to the assets, business, results of operations or financial condition of the Parent taken as a whole with its Subsidiaries, which effect shall be measured net of, and only after giving the Parent and its Subsidiaries the benefit of, any insurance, indemnity, reimbursement, contribution, compensation or other similar right which would operate to reduce, offset, compensate, mitigate or otherwise limit the impact thereof on the Parent and/or any of its Subsidiaries; provided, however that any adverse change or changes in the assets, business, results of operations or financial condition of the Parent taken as a whole with its Subsidiaries attributable to changes in general economic conditions shall not be deemed to constitute a material adverse effect.

                                   ARTICLE V
                            COVENANTS AND AGREEMENTS

         Section 5.1 Conduct of Business of the Company. Except as contemplated by this Agreement or with the prior written consent of the Parent, which consent shall not be unreasonably withheld and is hereby given with respect to actions disclosed in the Company Disclosure Schedule, during the period from the date of this Agreement to the Effective Time, the Company will, and will cause each of its Subsidiaries to, conduct its operations only in the ordinary and usual course of business consistent with past practice and, consistent therewith, will use all reasonable efforts, and will cause each of its Subsidiaries to use all reasonable efforts, to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with licensors, licensees, customers, suppliers, employees and any others having business dealings with it, in each case in all material respects. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, the Company will not, and will not permit any of the Subsidiaries to, prior to the Effective Time, without the prior written consent of Parent, not to be unreasonably withheld:

                 (a) adopt any amendment to its certificate of incorporation or by-laws or comparable organizational documents;

                 (b) except for issuances of capital stock of the Company's Subsidiaries to the Company or a wholly owned Subsidiary of the Company, issue, reissue, sell or pledge or authorize or propose the issuance, reissuance, sale or pledge of additional shares of capital stock of any class, or securities convertible into capital stock of any class, or any rights, warrants or options to acquire any convertible securities or capital stock, other than the issuance of shares of Company Common Stock upon the exercise of Company Options outstanding on the date of this Agreement in accordance with their present terms;

                 (c) declare, set aside or pay any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock, except that any wholly owned Subsidiary of the Company may pay dividends and make distributions to the Company or any of the Company's wholly owned Subsidiaries;

                 (d) adjust, split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any shares of its capital stock;

                 (e) (i) incur, assume or pre-pay any long-term debt or incur or assume any short-term debt, except that the Company and its Subsidiaries may incur, assume or pre-pay debt in the ordinary course of business consistent with past practice or as disclosed in Section 5.1(e) of the Company Disclosure Schedule, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person except in the ordinary course of business consistent with past practice, or (iii) make any loans, advances or capital contributions to, or investments in, any other Person except in the ordinary course of business consistent with past practice and except for loans, advances, capital contributions or investments between any wholly owned Subsidiary of the Company and the Company or another wholly owned Subsidiary of the Company;

                 (f) settle or compromise any suit or claim or threatened suit or claim (i) relating to the transactions contemplated hereby or (ii) involving the payment of money or the surrender of property or other rights in an amount or having a fair market value, in each case, in excess of $500,000;

                 (g) except for (i) increases in salary, wages and benefits of employees of the Company or its Subsidiaries (other than executive or corporate officers of the Company) in accordance with past practice, (ii) increases in salary, wages and benefits granted to employees of the Company or its Subsidiaries (other than executive or corporate officers of the Company) in conjunction with promotions or other changes in job status consistent with past practice or required under existing agreements, (iii) increases in salary, wages and benefits to employees of the Company pursuant to collective bargaining agreements entered into in the ordinary course of business consistent with past practice, and (iv) matters disclosed in Section 5.1(g) of the Company Disclosure Schedule, increase the compensation or fringe benefits payable or to become payable to its directors, officers or employees (whether from the Company or any of its Subsidiaries), or pay any benefit not required by any existing plan or arrangement (including, the granting of, or waiver of performance or other vesting criteria under, stock options, stock appreciation rights, shares of restricted stock or deferred stock or performance units) or grant any severance or termination pay to (except pursuant to existing agreements or policies), or enter into any employment or severance agreement with, any director, officer or other key employee of the Company or any of its Subsidiaries or establish, adopt, enter into, terminate or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, welfare, deferred compensation, employment, termination, severance or other employee benefit plan, agreement, trust, fund, policy or arrangement for the benefit or welfare of any directors, officers or current or former employees, except to the extent such termination or amendment is required by applicable law; provided, however, that nothing herein will be deemed to prohibit the payment of benefits as they become payable;

                 (h) except as disclosed in Section 5.1(h) of the Company Disclosure Schedule, acquire, sell, lease or dispose of any assets or securities which are material to the Company and its

Subsidiaries, taken as a whole, or enter into any commitment to do any of the foregoing or enter into any material commitment or transaction outside the ordinary course of business consistent with past practice other than transactions between a wholly owned Subsidiary of the Company and the Company or another wholly owned Subsidiary of the Company;

                 (i)      (i) modify, amend or terminate any material Contract,
(ii) waive, release, relinquish or assign any material Contract (including any material insurance policy) or other material right or claim, or (iii) cancel or forgive any material indebtedness owed to the Company or any of its Subsidiaries, other than in each case in a manner in the ordinary course of business consistent with past practice or which is not material to the business of the Company and its Subsidiaries taken as a whole;

                 (j) make any tax election not required by law or settle or compromise any tax liability, in either case that is material to the Company and its Subsidiaries taken as a whole; or

                 (k) change any of the material accounting principles or practices used by it except as required by the SEC and the Financial Accounting Standards Board.

         Section 5.2 Conduct of Business of the Parent. Except as contemplated by this Agreement or with the prior written consent of the Company, which consent shall not be unreasonably withheld and is hereby given with respect to actions disclosed in the Parent Disclosure Schedule, during the period from the date of this Agreement to the Effective Time, the Parent will, and will cause each of its Subsidiaries to, conduct its operations only in the ordinary and usual course of business consistent with past practice and, consistent therewith, will use all reasonable efforts, and will cause each of its Subsidiaries to use all reasonable efforts, to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with licensors, licensees, customers, suppliers, employees and any others having business dealings with it, in each case in all material respects. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, the Parent will not, and will not permit any of the Subsidiaries to, prior to the Effective Time, without the prior written consent of the Company, not to be unreasonably withheld:

                 (a) adopt any amendment to its certificate of incorporation or by-laws or comparable organizational documents;

                 (b) except for issuances of capital stock of the Parent's Subsidiaries to the Parent or a wholly owned Subsidiary of the Parent, issue, reissue, sell or pledge or authorize or propose the issuance, reissuance, sale or pledge of additional shares of capital stock of any class, or securities convertible into capital stock of any class, or any rights, warrants or options to acquire any convertible securities or capital stock, other than the issuance of shares of Parent Common Stock upon the exercise of Parent Options and the conversion of shares of $2.00 Noncumulative Convertible Preference Stock outstanding on the date of this Agreement, in each case in accordance with their present terms;

                 (c) declare, set aside or pay any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock, except that any wholly owned Subsidiary of the Parent may pay dividends and make distributions to the Parent or any of the Parent's wholly owned Subsidiaries;

                 (d) adjust, split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any shares of its capital stock;

                 (e) (i) incur, assume or pre-pay any long-term debt or incur or assume any short-term debt, except that the Parent and its Subsidiaries may incur, assume or pre-pay debt in the ordinary course of business consistent with past practice or as disclosed in Section 5.2(e) of the Parent Disclosure Schedule, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person except in the ordinary course of business consistent with past practice, or (iii) make any loans, advances or capital contributions to, or investments in, any other Person except in the ordinary course of business consistent with past practice and except for loans, advances, capital contributions or investments between any wholly owned Subsidiary of the Parent and the Parent or another wholly owned Subsidiary of the Parent;

                 (f) settle or compromise any suit or claim or threatened suit or claim (i) relating to the transactions contemplated hereby or (ii) involving the payment of money or the surrender of property or other rights in an amount or having a fair market value, in each case, in excess of $500,000;

                 (g) except for (i) increases in salary, wages and benefits of employees of the Parent or its Subsidiaries (other than executive or corporate officers of the Parent) in accordance with past practice, (ii) increases in salary, wages and benefits granted to employees of the Parent or its Subsidiaries (other than executive or corporate officers of the Parent) in conjunction with promotions or other changes in job status consistent with past practice or required under existing agreements, (iii) increases in salary, wages and benefits to employees of the Parent pursuant to collective bargaining agreements entered into in the ordinary course of business consistent with past practice, and (iv) matters disclosed in Section 5.2(g) of the Parent Disclosure Schedule, increase the compensation or fringe benefits payable or to become payable to its directors, officers or employees (whether from the Parent or any of its Subsidiaries), or pay any benefit not required by any existing plan or arrangement (including, the granting of, or waiver of performance or other vesting criteria under, stock options, stock appreciation rights, shares of restricted stock or deferred stock or performance units) or grant any severance or termination pay to (except pursuant to existing agreements or policies), or enter into any employment or severance agreement with, any director, officer or other key employee of the Parent or any of its Subsidiaries or establish, adopt, enter into, terminate or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, welfare, deferred compensation, employment, termination, severance or other employee benefit plan, agreement, trust, fund, policy or arrangement for the benefit or welfare of any directors, officers or current or former employees, except to the extent such termination or amendment is required by applicable law; provided, however, that nothing herein will be deemed to prohibit the payment of benefits as they become payable;

                 (h) except as disclosed in Section 5.2(h) of the Parent Disclosure Schedule, acquire, sell, lease or dispose of any assets or securities which are material to the Parent and its Subsidiaries or enter into any commitment to do any of the foregoing or enter into any material commitment or transaction outside the ordinary course of business consistent with past practice other than transactions between a wholly owned Subsidiary of the Parent and the Parent or another wholly owned Subsidiary of the Parent;

                 (i)      (i) modify, amend or terminate any material Contract,
(ii) waive, release, relinquish or assign any material Contract (including any material insurance policy) or other material right or claim, or (iii) cancel or forgive any material indebtedness owed to the Parent or any of its Subsidiaries, other than in each case in a manner in the ordinary course of business consistent with past practice or which is not material to the business of the Parent and its Subsidiaries;

                 (j) make any tax election not required by law or settle or compromise any tax liability, in either case that is material to the Parent and its Subsidiaries except that Parent and Sub may elect in Parent's consolidated Federal income tax return for the year ended September 30, 1995 to waive the carryback period for net operating losses and carry the losses forward; or

                 (k) change any of the material accounting principles or practices used by it except as required by the SEC and the Financial Accounting Standards Board.

         Section 5.3 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of the Parent, the Sub and the Company will use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including (a) the prompt preparation and filing with the SEC of the S-4 and the Joint Proxy Statement,
(b) such actions as may be required to have the S-4 declared effective under the Securities Act and the Joint Proxy Statement cleared by the SEC, in each case as promptly as practicable, including by consulting with each other as to, and responding promptly to, any SEC comments with respect thereto, (c) such actions as may be required to be taken under applicable state securities or blue sky laws in connection with the issuance of shares of Parent Common Stock contemplated hereby and (d) the making of any necessary filings, and thereafter the making of any required submissions, with respect to this Agreement and the Merger under the HSR Act or any other applicable law. Each party will promptly consult with the other with respect to, provide any necessary information with respect to and provide the other (or its counsel) copies of, all filings made by such party with any Governmental Agency in connection with this Agreement and the Merger. In addition, if at any time prior to the Effective Time any event or circumstance relating to either the Company or the Parent or any of their respective Subsidiaries, or any of their respective officers or directors, is discovered by the Company or the Parent, as the case may be, which should be set forth in an amendment or supplement to the S-4 or the Joint Proxy Statement, the discovering party will promptly inform the other party of such event or circumstance.

         Section 5.4 Letter of the Company's Accountants. Following receipt by Deloitte & Touche LLP, the Company's independent auditors, of an appropriate request from the Parent pursuant to Statement on Auditing Standards ("SAS") No. 72, the Company will use its reasonable best efforts to cause to be delivered to the Parent a letter of Deloitte & Touche LLP, dated a date within two business days before the date on which the S-4 will become effective and addressed to the Parent, in form and substance reasonably satisfactory to the Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4, which letter will be brought down to the Closing.

         Section 5.5 Letter of the Parent's Accountants. Following receipt by Coopers & Lybrand, LLP, the Parent's independent auditors, of an appropriate request from the Parent or the Company pursuant to SAS No. 72, the Parent will use its reasonable best efforts to cause to be delivered to the Parent and Company a letter of Coopers & Lybrand LLP, dated a date within two business days before the date on which the S-4 will become effective and addressed to the Parent and Company, in form and substance reasonably satisfactory to the Parent and Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4, which letter will be brought down to the Closing.

         Section 5.6 Access to Information. Upon reasonable notice, the Company and the Parent will each (and will cause each of their respective Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, access, during normal business hours during the period prior to the Effective Time, to all its properties, facilities, books, contracts, commitments and records and other information as reasonably requested by such party and, during such period, each of the Company and the Parent will (and will cause each of their respective Subsidiaries to) furnish promptly to the other (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of United States federal securities laws or regulations, and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. The parties will hold any such information which is nonpublic in confidence in accordance with the terms of the Confidentiality Agreement, dated December 1, 1995, between the Parent and the Company (the "Confidentiality Agreement"), and in the event of termination of this Agreement for any reason each party will promptly comply with the terms of the Confidentiality Agreement.

         Section 5.7 Stockholders Meetings. Each of the Parent and the Company, consistent with applicable law and its certificate of incorporation, as amended, and by-laws, will call a meeting of its stockholders (respectively, the "Parent Stockholder Meeting" and the Company Stockholder Meeting") for the purpose of voting upon this Agreement (insofar as it relates to the Merger) and the Merger, in the case of the Company, and the issuance of the shares of Parent Common Stock in the Merger, in the case of the Parent, and use its reasonable best efforts to hold such meeting as promptly as practicable. Each of the Parent and the Company will, through a special committee of its Board of Directors, recommend to its stockholders approval of such matters; provided, however, that nothing contained in this Section 5.7 will require the Board of Directors or the special committee thereof of either the Parent or the Company to take any action or refrain from taking any action which either Board determines in good faith with advice of counsel could reasonably be expected to result in a breach of its fiduciary duties under applicable law.

         Section 5.8 Stock Exchange Listing. The Parent will use its reasonable best efforts to cause the Parent Common Stock to be issued in the Merger to be approved for listing on the NYSE not later than the Effective Time, subject to official notice of issuance, and to cause such Parent Common Stock to be duly registered or qualified under all applicable state securities or blue sky laws.

         Section 5.9 Company Plans. (a) On or prior to the Effective Time, the Company and its Board of Directors (or a committee thereof) and the Parent will take all action necessary to implement the provisions contained in
Section 5.9(b).

                 (b) At the Effective Time, the Company's obligations with respect to each outstanding Company Option under the Company Plans, as amended pursuant to the following sentence, shall be assumed by the Parent. The Company Options so assumed by the Parent shall continue to have, and be subject to, the same terms and conditions set forth in the Company Plans and agreements pursuant to which such Company Options were issued as in effect immediately prior to the Effective Time, except that (i) each Company Option shall be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock covered by the Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded up to the nearest whole number of shares of Parent Common Stock, and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon the exercise of such assumed Company Option shall be equal to the quotient determined by dividing the exercise price per share of Company Common Stock specified for such Company Option under the applicable Company Plan or agreement immediately prior to the Effective Time by the Exchange Ratio, rounding the resulting exercise price down to the nearest whole cent. For purposes hereof "Exchange Ratio" shall mean the ratio of $8.00 to the Market Value. The date of grant shall be the date on which each Company Option was originally granted. The Parent shall (i) reserve for issuance the number of shares of Parent Common Stock that will become issuable upon the exercise of such Company Options pursuant to this Section 5.9(b), (ii) at the Effective Time, execute a document evidencing the assumption by the Parent of the Company's obligations with respect thereto under this Section 5.9(b) and
(iii) deliver to optionees under such Company Options appropriate notices setting forth such optionees' rights pursuant to the Company Options. As soon as practicable after the Effective Time, the Parent shall file a registration statement on Form S-8 (or any successor form), or another appropriate form with respect to the shares of Parent Common Stock subject to such Company Options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Company Options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under
Section 16(a) of the Exchange Act, where applicable, the Parent, to the extent legally permissible, shall administer the Company Plans assumed pursuant to this Section 5.9(b) in a manner that complies with Rule 16b-3 promulgated by the SEC under the Exchange Act. It is the intention of the parties that, subject to applicable law, the Company Options assumed by the Parent qualify following the Effective Time as "incentive stock options" (as defined in Section 422 of the Code) to the extent that the Company Options qualified as incentive stock options prior to the Effective Time and any conversion of incentive stock options shall be undertaken so as to preserve such status.

                 (c) Except as disclosed in Section 5.9(c) of the Company Disclosure Schedule, (i) there are no provisions in any plan, program or arrangement other than the Company Plans, providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any of its Subsidiaries and (ii) the Company will ensure that following the Effective Time no holder of Company Options or any participant in the Company Plans or any other plans, programs or arrangements will have any right thereunder to acquire any equity securities of the Company, the Surviving Corporation or any Subsidiary thereof.

         Section 5.10 Other Employee Benefit Plans. (a) Except as otherwise contemplated by this Agreement, the employee benefit plans (as defined in Section 3(3) of ERISA) and other employee or director plans, programs and policies other than salary (collectively, the "Employee Benefit Plans") of the Company and its Subsidiaries in effect at the date of this Agreement will remain in effect until otherwise determined after the Effective Time and, to the extent such Employee Benefit Plans are not continued, the Parent will maintain, for a period of at least two years after the Effective Time, Employee Benefit Plans with respect to employees of the Company and its Subsidiaries which are no less favorable, in the aggregate, than the most favorable of: (i) those

Employee Benefit Plans covering employees of the Parent from time to time; (ii) those Employee Benefit Plans of the Company and its Subsidiaries that are in effect on the date of this Agreement (as they may be amended, supplemented or modified and as new Employee Benefit Plans may be adopted, to the extent disclosed in Section 5.10(a) of the Company Disclosure Schedule); or (iii) Employee Benefit Plans that are reasonably competitive with respect to the industry in which the employer of the affected employees competes; provided, that in any event, until the second anniversary of the Effective Time, the Surviving Corporation will provide individuals who are employees of the Company and its Subsidiaries as of the Effective Time ("Current Employees") with Employee Benefit Plans that are no less favorable in the aggregate than those provided to Current Employees by the Company and for its Subsidiaries immediately before the Merger Filing Date.

                 (b) Without limiting the generality of Section 5.10(a), the Parent will cause the Surviving Corporation to (i) honor (x) in accordance with their terms all individual employment, severance, termination and indemnification agreements and (y) at least until the second anniversary of the Effective Date, all other employee severance plans and policies, of the Company or any of its Subsidiaries with respect to their respective past and present officers, directors, employees and agents as of the Effective Time, (ii) waive any limitations regarding pre-existing conditions of Current Employees and their eligible dependents under any welfare or other employee benefit plans of the Parent and its affiliates in which they participate after the Effective Time (except to the extent that such limitations would have applied under the analogous plan of the Company and its Subsidiaries immediately before the Effective Time), (iii) for all purposes under the post-retirement welfare benefit plans and policies of the Parent and its affiliates, treat Current Employees in the same manner as similarly situated employees of the Parent who were hired by the Parent in accordance with the terms of such plans and policies as then in effect, as any such plans and policies are modified by the Parent or such affiliates from time to time, and (iv) for all other purposes under all Employee Benefit Plans applicable to employees of the Company and its Subsidiaries, treat all service with the Company or any of its Subsidiaries by Current Employees (or retired employees eligible for retiree medical benefits) before the Closing as service with the Parent and its Subsidiaries, except to the extent such treatment would result in duplication of benefits or would violate applicable law.

                 (c) Except as otherwise agreed with individual restricted stockholders, at the Effective Time, each share of Company Common Stock which immediately prior to the Effective Time was subject to restrictions on transfer, whether vested or unvested, will become fully vested and freely transferable and will be exchanged for unrestricted shares of Parent Common Stock in the Merger. It is understood and agreed that under certain of the Company Plans and the Employee Benefit Plans, and any agreements relating thereto, the Merger shall constitute a "Change of Control" or "Change in Control" as defined therein.

                 (d) (i) The Parent will cause the Surviving Corporation and its successors to continue in full force and effect for a period of not less than six years from the Effective Time the indemnification provisions contained in Article Ninth of the Certificate of Incorporation of the Company as in effect on the date of this Agreement with respect to matters existing or occurring at or prior to the Effective Time by directors and officers of the Company serving as such as of the Effective Time; provided that, in the event any claim is asserted or made within such six year period, all rights to indemnification in respect of any such claim will continue until disposition of
any and all such claims.   For a period of six years after the Effective Time,
the Parent will, or will cause the Surviving Corporation and its successors to, provide directors and officers liability insurance having substantially the same terms and conditions and providing at least the same coverage and amounts (with respect to occurrences prior to the Effective Time) as the directors and officers liability insurance maintained by the Company at the date of this Agreement for all present and former directors and officers of the Company and its Subsidiaries who served as such at any time since January 1, 1993 and their respective heirs, legal representatives, successors and assigns.

                          (ii)    From and after the Effective Time, the Parent
agrees that it or the Surviving Corporation will indemnify and hold harmless each director or officer of the Company serving as such as of the Effective Time (an "Indemnified Party") against any and all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time by reason of the fact that such Indemnified Party was then serving as a director or officer of the Company or one of its Subsidiaries, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent allowed by law (and the Parent or the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under applicable law provided the Person to whom expenses are advanced provides, if required by law, an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification).

                          (iii)   Any Indemnified Party wishing to claim
indemnification under clause (ii) above, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Parent and the Surviving Corporation thereof, but the failure to so notify shall not relieve the Parent or the Surviving Corporation of any liability it may have to such Indemnified Party except to the extent that such failure materially prejudices the indemnifying party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before, at or after the Effective Time), (x) the Parent or the Surviving Corporation shall have the right to assume the defense thereof (which it shall, in cooperation with the Indemnified Party, vigorously defend) and neither the Parent nor the Surviving Corporation shall be liable to such Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, except that if neither the Parent nor the Surviving

Corporation elects to assume such defense or there is a conflict of interest between the Parent or the Surviving Corporation, on the one hand, and the Indemnified Party, including situations in which there are one or more legal defenses available to the Indemnified Party that are different from or additional to those available to the Parent or the Surviving Corporation, the Indemnified Party may retain counsel satisfactory to it, and the Parent or the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Party promptly as statements therefor are received; provided, however, that neither the Parent nor the Surviving Corporation shall, in connection with any one such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties except to the extent that local counsel, in addition to such parties' regular counsel, is required in order to effectively defend against such action or proceeding, (y) the Indemnified Party will cooperate in the defense of any such matter and (z) neither the Parent nor the Surviving Corporation shall be liable for any settlement effected without its prior consent, and provided, further, that neither the Parent nor the Surviving Corporation shall have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

                 (e) If the Surviving Corporation or any of its successors or assigns (x) consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (y) shall transfer all or substantially all of its properties and assets to any Person, then and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation shall assume all of the obligations of the Surviving Corporation set forth in this Section 5.10.

                 (f)      The provisions of paragraphs (d) and (e) of this
Section 5.10 are intended to be for the benefit of, and shall be enforceable by, each of the directors, officers and employees of the Company who are the beneficiaries of the indemnification arrangements specified herein and their respective heirs, legal representatives, successors and assigns.

         Section 5.11 Exclusivity. Except as provided in this Section 5.11, after the date of this Agreement and until the termination of this Agreement pursuant to Section 7.1, the Company will not, nor will it permit its officers, directors, Subsidiaries, representatives or agents, directly or indirectly, to, do any of the following: (i) solicit or initiate the submission of a proposal or offer in respect of any transaction (other than the Merger) involving any disposition or other change of ownership of a substantial portion of the Company's stock or assets (an "Acquisition Transaction"); (ii) participate in substantive discussions or engage in negotiations concerning an Acquisition Transaction; or (iii) furnish or cause to be furnished to any corporation, partnership, person or other entity or group (other than the Parent and its representatives) (a "Person") any nonpublic information concerning the business, operations, properties or assets of the Company in connection with an Acquisition Transaction; provided, however, and notwithstanding anything else contained in this Section 5.11 or otherwise in this Agreement, the Company and its officers, directors, Subsidiaries, representatives and agents may engage in activities referred to in clause (ii) above, and may furnish or cause to be furnished nonpublic information to, any Person who, or representatives of any Person who, makes a written proposal with respect to an Acquisition Transaction if the Company's Board of Directors determines in good faith after consultation with its outside counsel that it is obligated to consider such proposal in order to satisfy its fiduciary duties under applicable law. If the Company determines to accept a proposal for or otherwise engage in any Acquisition Transaction (other than the Merger), it may terminate this Agreement provided it promptly pays to the Parent in reimbursement for the Parent's expenses an amount in cash (not to exceed $2,000,000) equal to the aggregate amount of the Parent's documented out-of-pocket expenses reasonably incurred in connection with pursuing the transactions contemplated by this Agreement as certified in good faith by the Parent and with reasonable detail ("Compensable Expenses"). If the Parent terminates this Agreement pursuant to Section 7.1(e), the Company shall promptly reimburse the Parent for its Compensable Expenses.

         Section 5.12 Fees and Expenses. Except as set forth in Section 5.11, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such expenses.

         Section 5.13 Brokers or Finders. Each of the Parent and the Company represents, as to itself, its Subsidiaries and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's, or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except Donaldson, Lufkin & Jenrette Securities Corporation, whose fees and expenses will be paid by the Company in accordance with the Company's agreement with such firm, a copy of which has been provided to the Parent, and CS First Boston Corporation, whose fees and expenses will be paid by the Parent in accordance with the Parent's agreement with such firm, a copy of which has been provided to the Company. Each of the Parent and the Company will indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any other brokers, or finders, fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or its Subsidiary or affiliate.

         Section 5.14 Rule 145. The Parent and the Surviving Corporation will use their reasonable efforts to comply with the provisions of Rule 144(c) under the Securities Act in order that such affiliates may resell such Parent Common Stock pursuant to Rule 145(d) under the Securities Act.

         Section 5.15 Board Membership. The Parent shall take such action as may be required to increase the size of its Board of Directors in order to enable Frederick R. Hipp and Warren Gfeller

(and any substitute person designated by the Company prior to the Effective
Time) to be appointed to Parent's Board of Directors immediately after the Effective Time.

         Section 5.16 Takeover Statutes. If any "fair price", "moratorium", "control share acquisition" or other form of anti-takeover statute or regulation shall become applicable to the transactions contemplated hereby, the Parent and the Company and their respective members of their Boards of Directors shall grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated herein and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated herein.

                                   ARTICLE VI
                                   CONDITIONS

         Section 6.1 Conditions to Each Party's Obligation To Effect the Merger. The respective obligations of the parties to effect the Merger will be subject to the satisfaction, on or prior to the Merger Filing Date, of the following conditions:

                 (a) This Agreement (insofar as it relates to the Merger) and the Merger have been approved and adopted by the affirmative vote of the holders of Company Common Stock entitled to cast at least a majority of the total number of votes entitled to be cast by holders of Company Common Stock;

                 (b) The issuance of the shares of Parent Common Stock in the Merger has been approved by the affirmative vote of the holders of the Parent Common Stock and the Preference Stock, voting together as a class, entitled to cast at least a majority of the total number of votes voting on such matter as required by the NYSE;

                 (c) Any waiting period under the HSR Act applicable to the Merger has expired or been terminated;

                 (d) The S-4 has become effective under the Securities Act and is not the subject of any stop order or proceeding seeking a stop order; and the Parent has received all material state securities or blue sky permits and other authorizations necessary to issue the shares of Parent Common Stock pursuant to this Agreement and the Merger;

                 (e) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger is in effect (each party agreeing to use all reasonable efforts to have any such order reversed or injunction lifted);

                 (f) The Parent Common Stock has been approved for listing on the NYSE, subject to official notice of issuance;

                 (g) The indebtedness outstanding under the Company's credit facility in the amount of approximately $80.6 million at April 30, 1996 has been refinanced or otherwise repaid; or

                 (h) The Parent and the Company each has received the legal opinion of Baker & Botts L.L.P., reasonably satisfactory in form and substance to the Company and its counsel and to the Parent and its counsel, based, in each case, upon representation letters, dated on or about the date of such opinion, substantially in the forms of Annex III and Annex IV hereto and containing such other facts and representations as counsel may reasonably deem relevant, to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code.

         Section 6.2 Conditions of Obligations of the Parent and the Sub. The obligations of the Parent and the Sub to effect the Merger are further subject to the Company not having failed to perform its material obligations required to be performed by it under this Agreement within 10 days after written notice is delivered by the Parent to the Company of such failure to perform, the Company's representations and warranties in this Agreement being true and correct in all material respects as of the Merger Filing Date and the Company having obtained all material consents, waivers, approvals, authorizations or orders required to be obtained by the Company for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby (including material consents under the leases referred to in Section 3.7(b) of the Company Disclosure Schedule).

         Section 6.3 Conditions of Obligations of the Company. The obligation of the Company to effect the Merger is further subject to the Parent and the Sub not having failed to perform their material obligations required to be performed by them under this Agreement within 10 days after written notice is delivered by the Company to the Parent of such failure to perform, the Parent's and the Sub's representations and warranties in this Agreement being true and correct in all material respects as of the Merger Filing Date, the Parent's having taken action, effective immediately after the Effective Time, to appoint to Parent's Board of Directors the persons specified in Section 5.15 and the Parent having offered to employ William W. Moreton as the Executive Vice President and Chief Financial Officer of the Parent on terms substantially as set forth in the form of employment agreement previously delivered by Mr. Moreton to the Parent with such employment agreement to be effective immediately after the Effective Time.

                                  ARTICLE VII
                           TERMINATION AND AMENDMENT

         Section 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of the Parent and the Company:

                 (a) by mutual consent of the Parent and the Company by action of their respective Boards of Directors or special committees thereof;

                 (b) by either the Parent or the Company if the Merger is not consummated before October 1, 1996 despite the good faith effort of such party to effect such consummation (unless the failure to so consummate the Merger by such date is due to the action or failure to act of the party seeking to terminate this Agreement, and such action or failure to act constitutes a breach of this Agreement);

                 (c) by either the Parent or the Company if any court of competent jurisdiction has issued an injunction permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger, which injunction has become final and non-appealable;

                 (d)      by the Company pursuant to Section 5.11;

                 (e) by the Parent if the Board of Directors of the Company or the special committee thereof shall have withdrawn or modified, in any manner adverse to the Parent, its recommendation for approval of this Agreement (insofar as it relates to the Merger) and the Merger;

                 (f) by the Company if the special committee of the Board of Directors of the Parent shall have withdrawn or modified, in any manner adverse to the Company, its recommendation for approval of the issuance of Parent Common Stock in the Merger;

                 (g) by either the Parent or the Company, if one of the conditions set forth in Article VI to its obligation to consummate the Merger has not been satisfied; or

                 (h) by the Parent if more than 1,000,000 shares of Company Common Stock represent Dissenting Shares as of the Closing Date.

         Section 7.2 Effect of Termination. In the event of a termination of this Agreement by either the Company or the Parent as provided in Section 7.1, this Agreement will forthwith become void and there will be no liability or obligation on the part of the Parent, the Sub or the Company or their respective officers or directors, other than (a) the provisions of the last sentence of Section

5.11, which will survive for a period of one year from the date of any such termination if and only if the Parent has not received the payment pursuant to
Section 5.11 and such termination of this Agreement is pursuant to Section 7.1(d) or (e), (b) to the extent that such termination results from the willful breach by a party hereto of any of its covenants or agreements set forth in this Agreement and (c) the obligations of the respective parties under the Confidentiality Agreement.

                                  ARTICLE VIII
                                 MISCELLANEOUS

          Section 8.1 Survival of Representations and Warranties; Enforcement of Certain Covenants.

                 (a) None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement will survive the Effective Time.

                 (b) The covenants of the Parent set forth in Sections 5.9 and 5.10 hereof may be enforced after the Effective Time by any of the officers or directors of the Company as of the Effective Time.

         Section 8.2 Amendment. Subject to the DGCL, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors or special committees thereof, at any time before or after approval of the matters presented at the meetings of the stockholders of the Company and the Parent referred to in Section 5.7. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         Section 8.3 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by the respective Boards of Directors or special committees thereof, may to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the covenants, agreements or conditions contained here. Any agreement on the part of a party hereto to any such extension or waiver will be valid only if set forth in a written instrument signed on behalf of such party.

         Section 8.4 Notices. All notices and other communications hereunder will be in writing and will be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as is specified by like notice):

                 (a)      if to the Parent or the Sub, to

                                  Zapata Corporation
                                  1717 St. James Place
                                  Houston, Texas  77253-3581
                                  Attention:  Joseph L. von Rosenberg III
                                              General Counsel

                          with a copy to

                                  Baker & Botts, L.L.P.
                                  One Shell Plaza
                                  910 Louisiana
                                  Houston, Texas  77002-4995
                                  Attention:  C. Michael Watson

                                  and

                                  Bracewell & Patterson L.L.P.
                                  South Tower Pennzoil Place
                                  711 Louisiana, Suite 2900
                                  Houston, Texas  77002-2781
                                  Attention:  Edgar J. Marston
                          and

                 (b)      if to the Company, to

                                  Houlihan's Restaurant Group, Inc.
                                  2 Brush Creek Boulevard
                                  Kansas City, Kansas  64112
                                  Attention:  William W. Moreton
                                              Executive Vice President and
                                              Chief Financial Officer
                          with a copy to

                                  Bryan Cave LLP
                                  1200 Main Street, Suite 3500
                                  Kansas City, Missouri  64105-2180
                                  Attention:  Kendrick T. Wallace

         Section 8.5 Interpretation. When a reference is made in this Agreement to Sections, such reference will be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement they will be deemed to be followed by the words "without limitation." The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, will be deemed to refer June 4, 1996.

         Section 8.6 Counterparts. This Agreement may be executed in two or more counterparts, all of which will be considered one and the same agreement and will become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         Section 8.7 Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein), and the Confidentiality Agreement (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, and (b) other than Sections 5.9 and 5.10 are not intended to confer upon any person other than the parties hereto and thereto any rights or remedies hereunder or thereunder.

         Section 8.8 Governing Law. This Agreement will be governed and construed in accordance with the laws of the State of Delaware applicable to contracts made, executed, delivered and performed wholly within the State of Delaware, without regard to any applicable conflicts of law. The Company, the Parent and the Sub hereby (a) submit to the jurisdiction of any State and Federal courts sitting in the State of Delaware with respect to matters arising out of or relating hereto, (b) agree that all claims with respect to such matters may be heard and determined in an action or proceeding in such State or Federal court and no other court, (c) waive the defense of an inconvenient forum, and (d) agree that a final judgment in any such action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         Section 8.9 Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine. Accordingly, the parties agree that they will be entitled to specific performance of the terms of this Agreement, in addition to any other remedy at law or equity.

         Section 8.10 Publicity. Except as otherwise required by law or the rules of the NYSE, for so long as this Agreement is in effect, neither the Company nor the Parent will, or will permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without having consulted with the other party.

         Section 8.11 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that the Sub may assign, in its sole discretion, any or all rights, interests and obligations hereunder to any direct or indirect wholly owned Subsidiary of the Parent incorporated under the laws of the State of Delaware. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         Section 8.12 Validity. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provisions hereof or thereof, which will remain in full force and effect.

         Section 8.13 Conveyance Tax. The Company shall be liable for and shall hold the holders of shares of the Company Common Stock harmless against any New York State Real Property Gains Tax, New York State Real Estate Transfer Tax and New York City Real Property Transfer Tax which becomes payable in connection with the transactions contemplated by this Agreement.

         IN WITNESS WHEREOF, the Parent, the Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                        ZAPATA CORPORATION


                                        By:        KENNETH W. ROBICHAU
                                           ------------------------------------
                                                    Authorized Officer


                                        ZAPATA ACQUISITION CORP.


                                        By:          SHARON BRUNNER
                                           ------------------------------------
                                                    Authorized Officer


                                        HOULIHAN'S RESTAURANT GROUP, INC.


                                        By:         WILLIAM W. MORETON
                                           ------------------------------------
                                                    Authorized Officer
                                                 Executive Vice President

                             SUPPLEMENTAL AGREEMENT
                                       of
                               MALCOLM I.  GLAZER

         As of the date hereof, the undersigned represents, warrants, covenants and agrees with Zapata Corporation ("Parent") as follows:

                 (a) Capitalized terms that are not defined herein shall have the meanings ascribed to them in the Agreement and Plan of Merger, dated as of June 4, 1996, by and among the Parent, Zapata Acquisition Corp. and Houlihan's Restaurant Group, Inc. ("Company") (the "Merger Agreement");

                 (b) The Agreement dated as of April 30, 1996 between the undersigned and the Parent ("Standstill Agreement") is in full force and effect and neither the undersigned nor any other member of the Glazer Group is in default thereunder;

                 (c) The undersigned and the other members of the Glazer Group own of record or beneficially an aggregate of 10,408,717 shares of Parent Company Stock, representing all the Voting Securities and Outstanding Voting Securities of the Parent Beneficially Owned by the Glazer Group;

                 (d) The undersigned and the other members of the Glazer Group own of record or beneficially an aggregate of 7,325,815 shares of Company Common Stock, representing all the Voting Securities and Outstanding Voting Securities of the Company Beneficially Owned by the Glazer Group;

                 (e) As required by the terms of the Standstill Agreement, the undersigned has executed and delivered, and has caused each other member of the Glazer Group to execute and deliver, to the HOL Special Committee (as defined in the Standstill Agreement) an irrevocable proxy covering all Voting Securities of the Parent that the members of the Glazer Group would be entitled to vote at the meeting of the Parent's stockholders contemplated by Section 5.7 of the Agreement;

                 (f) Between the date hereof and the Effective Time, the undersigned will not, and, to the extent within his actual control, will not permit any other member of the Glazer Group to, take any action that would result in an increase or decrease in the number of Voting Securities or Outstanding Voting Securities of either the Parent or the Company that is Beneficially Owned by the Glazer Group;

                 (g) The undersigned agrees to exercise, and, to the extent within his actual control, cause all other members of the Glazer Group to exercise, the Residual Election with respect to all Glazer Shares; and




                                  (1 of 2)

                 (h) On the Merger Filing Date, the undersigned will deliver to the Parent and the Company a certificate confirming that each of the undersigned and, to the extent within his actual control, the other members of the Glazer Group has complied with its respective obligations set forth herein and that the representations and warranties set forth herein are true and correct in all material respects as of that date.

         (i) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         (j) This Agreement is not intended to, and shall not, confer upon any person other than the parties hereto any rights or remedies.

         (k) This Agreement shall terminate automatically upon any termination of the Merger Agreement pursuant to Article VII thereof or upon termination of the Standstill Agreement.

         IN WITNESS WHEREOF, this Supplemental Agreement has been executed as of this 4th day of June, 1996.


                                          /s/  MALCOLM I. GLAZER
                                  ------------------------------------------
                                  Malcolm I.  Glazer, Individually and
                                  as Trustee of the Malcolm I.  Glazer Trust
                                  U/A dated March 23, 1990, as amended





                                  (2 of 2)